UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2006

Molecular Pharmacology (USA) Limited
(Exact name of Registrant as specified in charter)

Nevada	000-50156	71-0900799
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8721 Santa Monica Boulevard, Los Angeles, California		90069-4507
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:		888-327-4122

Not Applicable
(Former name or former address if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This document includes "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Other than statements of historical fact, all statements regarding industry prospects, the consummation of the transactions described in this document and the Company's expectations regarding the future performance of its businesses and its financial position are forward-looking statements. These forward-looking statements are subject to numerous risks and uncertainties.

ITEM 5.02 - DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS: APPOINTMENT OF PRINCIPAL OFFICERS

(b) Departure of Director and Officer

Mr. Ian Downs has resigned from his position as director and officer of Molecular Pharmacology (USA) Limited ("Molecular"). Mr. Ian Downs held the office of President, Chief Executive Officer, Chief Financial Officer, Secretary, and was a Member of the Board of Directors of Molecular. The resignation of Mr. Ian Downs is effective as 5:00 P.M., Pacific Standard Time on July 20, 2006. Mr. Ian Downs did not resign due to any disagreement with Molecular on any matter related to its operations, policies or practices.

(c) Appointment of New Officers

The Board of Directors has appointed Mr. Jeff Edwards to the offices of President and Chief Executive Officer of the Corporation and Mr. Simon Watson to the offices of Chief Financial Officer and Corporate Secretary. Messrs. Edwards and Watson are current directors of Molecular.

Mr. Jeffrey D. Edwards is fifty-two (52) years of age.  Mr. Edwards has over twenty years of experience in managing new technological innovations in the medical device and pharmaceutical industry.  From 2002 to 2005, Mr. Edwards as president and shareholder of International Scientific Pty Ltd., managed a variety of medical and technology projects.  In 2002 and 2003, Mr. Edwards was actively involved with Colltech Australia Limited, a company involved in the production and sale of collagen.  Colltech is listed on the Australian Stock Exchange ("CAU").  From its inception in 1995 to 2001, Mr. Edwards was the executive director of Genesis Biomedical Limited, a pharmaceuticals & biotechnology listed on the Australian Stock Exchange ("GBL"). While at Genesis, Mr. Edwards was responsible for all medical and clinical activities of the company as well as all day to day management of staff and corporate activities.  Mr. Edwards currently serves as a director of: OBJ Limited, a drug delivery company listed on the Australian Stock Exchange ("OBJ") (2005) and Global Energy Medicine Pty Ltd., a private therapeutic device company (2005).  He also holds the office of Chief Operations Officer of Molecular Pharmacology Limited, a wholly owned subsidiary of Pharmanet Group Limited which is listed on the Australian Stock Exchange ("PNO") (2005).

Mr. Watson is sixty-two (62) years of age. Mr. Watson has been in private practice as a barrister and solicitor in Australia since 1971, specializing in the field of commercial law. He is a director of Pharmanet Group Limited which is listed on the Australian Stock Exchange ("PNO") (2005), a position he has held since 15 January 1987. Mr. Watson has an LLB, B.Ec. from the University of Western Australia.

There is no family relationship between Messrs. Edwards or Watson, the existing officers and directors of Molecular

There are no relationships or related transactions required to be disclosed concerning Messrs. Edwards or Watson.

Molecular has not entered into an employment agreement with Messrs. Edwards or Watson at this time.

ITEM 9.01 - FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired. N/A

(b) Pro forma financial information. N/A

(c) Exhibits.

As described in Item 5.02 of this Report, the following exhibit is filed as part of this Current Report on Form 8-K:

Exhibit No.	Description
17.1	Resignation of Ian Downs
99.1	Press Release dated July 21, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

 THE REGISTRANT

By:

/s/ Jeff Edwards
_________________________________
Jeff Edwards
President , Chief Executive Officer
and a Member of the Board of Directors

Dated: July 21, 2006